Exhibit 10.4

(Specific Debt Guarantee)

LETTER OF GUARANTEE

Please Affix a Revenue Stamp
Date: May 10, 2013

Guarantor	Signature:	/s/ Stevan R. Schott
Calgon Carbon Corporation
	Full Name:	Stevan R. Schott, Senior Vice
President & Chief Financial Officer
	Address:	400 Calgon Carbon Drive
Pittsburgh, PA 15205 USA

Borrower		/s/ Natsuo Watase
	Full Name:	Natsuo Watase, President
Calgon Carbon Japan KK
	Address:	Central Building 8-F
Kayobashi 1-1-5, Chuo-Ku
Tokyo 104-0031 Japan

Bank		/s/
Full Name:
Bank of Tokyo-Mitsubishi UFJ
Address:

The Guarantor and the Bank hereby agree to the terms and conditions set forth in this letter of guarantee (this “Guarantee”) in connection with the guarantee transaction between the Guarantor and the Bank.

Article I (Guarantee Obligations)

The Guarantor shall be jointly and severally liable (rentai hosho) with the Borrower in respect of the obligations specified below: which the Borrower owes to the Bank (the “Borrower’s Obligation”). The Guarantor hereby agrees to perform its obligations pursuant to the terms and conditions set forth in this Guarantee as well as the Agreement on the Bank Transactions, which the Borrower has separately furnished to or agreed with the Bank.

1	The loan obligation under the Loan Agreement (Kin-Sen-Shouhi-Taishaku-Keiyaku-Shousho) Dated as of May 10th, 2013
Contract Amount: the sum of ¥1.000.000.000 (Current outstanding amount: the sum of ¥1.000.000.000)
	Final Repayment Date	May 10, 2017
2	The obligation under the promissory note drawn on and the loan obligation underlying the promissory note
	Face amount of the promissory note	¥
Serial number of the promissory note
Maturity date
3

Article 2 (Waiver of Right to Claim Maintenance of Security)

The Guarantor shall not claim that it should be released from its obligations on the grounds that the Rank has amended or terminated the collateral or other guarantees for reasons of its own.

Article 3 (Prohibition of Set-off by Guarantor)

The Guarantor shall not set-off the deposits or any other claim of the Borrower against the Bank.

Article 4 (Non Exercise, etc. of Right Obtained by Subrogation)

In the event that the Guarantor has performed any obligation under this Guarantee, the Guarantor shall not exercise any right obtained from the Bank by subrogation without the prior approval of the Bank so long as transactions between the Borrower and the Bank continue, Upon the Bank’s demand, the Guarantor shall assign such right and priority to the Bank without any charge.

Article 5 (Guarantee Obligations Being Cumulative)

1.              If any other letter of guarantee has been executed by the Guarantor as security for the transaction between the Borrower and the Bank, the total amount of the guarantee obligations shall be the aggregate of the guaranteed obligations under such other guarantee and this Guarantee, and this Guarantee shall not affect such other guarantee.

2.              The preceding paragraph shall also apply to such cases as any other letter of guarantee is executed in the future by the Guarantor as security for the transaction between the Borrower and the Bank.

Article 6 (Set-off by Bank and Delivery of Bills or Notes)

1.              In the event that the Borrower’s Obligation becomes due, the Bank may set-off any obligations the Bank owes to the Guarantor (such as deposits and any other claim of the Guarantor against the Bank) against the Guarantor’s obligations hereunder, even if such obligations of the Bank have not yet become due.

2.              In the event that the Bank has set-off as set forth in the preceding paragraph and there exist bills or notes pertaining to the Borrower’s obligations to the Bank, the Bank shall deliver such bills or notes thereafter. In such case, the Guarantor shall come to the Bank’s premises to receive such bills or notes.

Article 7 (Designation of Application)

1.              In the event that the Bank effects set-off under the preceding article and the amount thereof is insufficient to pay and discharge all of the obligations that the Guarantor owes to the Bank, the Bank may designate its application in such order and method as the Bank deems appropriate. In the event that the Guarantor makes payment in relation to its obligations and the amount thereof is insufficient to pay and discharge all the obligations that the Guarantor owes to the Bank, the Guarantor may apply the same in such order and method as the Guarantor deems appropriate. If, in such event, the Bank or the Guarantor, as the case may be, fails to designate the order and method in which the obligations are paid and discharged, the other party may make the application in the same manner.

2.              If the Bank designated the order and method in which the obligations are paid and discharged by application in accordance with the preceding paragraph, the Guarantor shall not raise any objection to such application.

Article 8 (Changes in Matters Notified)

The Guarantor shall immediately give written notification to the Bank when changes are made in its seal, name, trade name, representative, address or other matters to be notified to the Bank.

Article 9 (Notice, etc. to Guarantor and Others)

In the event that any notice, document, etc. sent to the address or offices notified to the Bank is belatedly delivered or fails to arrive due to any cause attributable to the Borrower or the Guarantor, such as the failure of the Borrower or the Guarantor in making notice of change of matters to be notified to the Bank pursuant to the preceding article or the refusal by the Borrower or the Guarantor of receipt of a demand from the Bank, the notice, document, etc. shall be deemed to have been delivered as of the time it should normally have arrived.